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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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                               DELOITTE & TOUCHE

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby give our consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form F-4 of Vodafone of our report dated June 2, 1998 with respect to the consolidated financial statements of Vodafone as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in Vodafone's Annual Report on Form 20-F for the year ended March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Deloitte & Touche
London, England

April 21, 1999